EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66626) of InterDigital Communications Corporation of our report dated June 11, 2003 relating to the financial statements of InterDigital Communications Corporation Savings and Protection Plan at December 31, 2002, which appear in this Annual Report on Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 8, 2004

                                       18